Exhibit 99.1

FOR IMMEDIATE RELEASE

PAREXEL INTERNATIONAL REPORTS THIRD QUARTER FISCAL YEAR 2017 RESULTS

•	Service revenue of $529.3 million, GAAP diluted EPS of $0.35; adjusted diluted EPS of $0.74

•	Company adopts new policy for reporting new business and backlog to align with emerging industry norm

•	Net new business of $648 million, net book-to-bill ratio of 1.22, backlog of $4.06 billion on the new basis

•	Restructuring program expanded

BOSTON, May 3, 2017 - PAREXEL International Corporation (NASDAQ: PRXL), a leading global biopharmaceutical services company, today reported financial results for the third quarter of Fiscal Year 2017, which ended on March 31, 2017.

“PAREXEL’s financial results for the third quarter of Fiscal Year 2017 were in line with our expectations,” said Josef von Rickenbach, Chairman and Chief Executive Officer of PAREXEL International. “We are encouraged by our outlook for revenue and overall operational performance in the fourth quarter.”

“We continue to be committed to margin improvement. In response to revenue shortfalls earlier in this fiscal year, we are right-sizing the organization. In January, we announced a restructuring program, and we are now expanding that program. All in, we expect total annual savings of $75-$85 million from our restructuring activities in Fiscal Year 2018. We remain committed to our longer-term goal of 14-16% adjusted operating margin.

“The biopharmaceutical services market remains solid, and we continue to identify good opportunities across PAREXEL’s broad range of services," Mr. von Rickenbach concluded. "We expect that our rising customer satisfaction positions us well to take advantage of these opportunities and to drive improved revenue performance in Fiscal Year 2018 and beyond.”

Beginning with the third quarter of 2017, PAREXEL is reporting net new business and backlog based on executed contract awards, in line with emerging practice in our industry. Like other industry leaders, we are moving away from the former industry practice of including pre-contract awards in net new business and backlog. Net new business in the third quarter was $648 million and the net book-to-bill ratio was 1.22. During the trailing twelve months, net new business was $2.26 billion and the net book-to-bill ratio was 1.08. Backlog at the end of the third quarter was $4.06 billion. The Company expects approximately $1.56 billion of this backlog to convert into revenue in the next twelve months.

Third Quarter Fiscal Year 2017 Results

For the three months ended March 31, 2017, PAREXEL’s service revenue increased 0.4% to $529.3 million, compared with $527.1 million in the prior year period. Income from operations as reported under Generally Accepted Accounting Principles (GAAP) totaled $29.9 million, or 5.6% of service revenue, in the third quarter of Fiscal Year 2017, as compared with $69.7 million, or 13.2% of service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $17.8 million, or $0.35 per diluted share, compared with $47.9 million, or $0.89 per diluted share, for the quarter ended March 31, 2016.

The financial results in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the reconciliation included at the end of this press release. PAREXEL’s service revenue of $529.3 million in the third quarter represented growth of 1.1% on a constant currency basis. Foreign exchange reduced year-over-year growth in revenues in the quarter by $3.7 million. Excluding revenue of approximately $38.7 million arising from the acquisitions of Health Advances, ExecuPharm, and The Medical Affairs Company, revenue decreased by 5.4% on a constant currency basis, compared to the prior year. Adjusted operating income in the third quarter of Fiscal Year 2017 was $59.4 million, or 11.2% of service revenue. Adjusted operating income in the third quarter of Fiscal Year 2016 was $70.0 million, or 13.3% of service revenue. Adjusted net income was $37.9 million, or $0.74 per diluted share, in the quarter ended March 31, 2017, and was $47.9 million, or $0.89 per diluted share, in the quarter ended March 31, 2016.

On a segment basis, service revenue for the third quarter of Fiscal Year 2017 was $409.1 million in Clinical Research Services (CRS), $50.7 million in PAREXEL Consulting (PC), and $69.5 million in PAREXEL Informatics (PI).

Nine Month Fiscal Year 2017 Results

For the nine months ended March 31, 2017, service revenue was $1,560.4 million versus $1,557.7 million in the prior year period, up 0.2%. GAAP operating income for the current nine-month period was $143.2 million, or 9.2% of service revenue, compared with $159.8 million, or 10.3% of service revenue, in the prior year period. GAAP net income for the nine months ended March 31, 2017 was $77.4 million, or $1.47 per diluted share, compared with $112.2 million, or $2.06 per diluted share, in the prior year period.

The financial results of the first nine months in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the reconciliation included at the end of this press release. PAREXEL’s service revenue of $1,560.4 million in the first nine months represented growth of 0.4% on a constant currency basis. Foreign exchange reduced year-over-year growth in revenues in the first nine months by $3.3 million. Excluding revenue of approximately $85.0 million from the acquisitions of Health Advances, ExecuPharm, and The Medical Affairs Company, revenue decreased by 4.8% on a constant currency basis, compared to the prior year. Adjusted operating income was $178.4 million, or 11.4% of service revenue for the nine months ended March 31, 2017, compared with $193.7 million, or 12.4% of service revenue, for the nine months ended on March 31, 2016. Adjusted net income for the nine months ended March 31, 2017 was $121.2 million, or $2.30 per diluted share, compared with $135.6 million, or $2.49 per diluted share, in the comparable prior-year period.

Forward-Looking Guidance

The Company issued forward-looking guidance for the fourth quarter of Fiscal Year 2017 (ending June 30, 2017) and updated its guidance for revenue and EPS for Fiscal Year 2017, as detailed in the chart below. The guidance takes into account a number of factors, including recent foreign currency exchange rates, tax rates, the acquisitions of Health Advances, ExecuPharm, and The Medical Affairs Company, the expanded restructuring program, and the Company’s updated overall outlook. The company does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to reasonably predict certain items contained in the GAAP measures. Such items include, but are not limited to, merger and transaction related expenses and other items not reflective of the company's ongoing operations.

The Company’s guidance is:

	Guidance Issued 5/3/2017	Guidance Issued 2/1/2017
FY17-Q4 Revenue	$531 – $545 million	NA
FY17-Q4 GAAP EPS	$0.57 – $0.71	NA
FY17-Q4 Non-GAAP EPS*	$0.87 – $1.01	NA

FY 2017 Revenue	$2.09 – $2.11 billion	$2.08 – $2.12 billion
FY 2017 GAAP EPS	$2.04 – $2.18	$2.30 – $2.58**
FY 2017 Non-GAAP EPS*	$3.17 – $3.31	$3.15 – $3.43**

*Non-GAAP numbers exclude various items, as detailed in a table contained within this release.
**Reflects acquisition of The Medical Affairs Company, excluding impacts of purchase accounting adjustments.

Additional Information

The financial results in this release are preliminary and unaudited.

In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to, nor a substitute for, the Company’s results of operations prepared in accordance with GAAP. The non-GAAP financial measures exclude the items detailed in the reconciliation included at the end of this press release.

A conference call to discuss PAREXEL’s third quarter Fiscal Year 2017 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Thursday, May 4, 2017 and will be broadcast live over the internet via webcast. To access the webcast, visit the Investor Section of PAREXEL’s website at www.investor.parexel.com. This webcast will continue to be accessible for one year following the live broadcast. To participate via telephone, dial +1-408-940-3886 and ask to join PAREXEL’s third quarter Fiscal Year 2017 earnings call.

A presentation of third quarter Fiscal Year 2017 earnings, may be found on the home page of the Investors section of PAREXEL.com in a document titled “Q3 2017 Earnings Presentation.”

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services company, providing a broad range of expertise-based clinical research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, and reimbursement. PAREXEL Informatics provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL has offices in 86 locations in 51 countries around the world, and had approximately 19,370 employees in the third quarter. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL and PAREXEL Informatics are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from restructurings, including the restructuring announced on May 3, 2017, the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the acquisitions of Health Advances, LLC, ExecuPharm, Inc., and The Medical Affairs Company, LLC, or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

CONTACTS:
Emma Reeve
Corporate Vice President and Interim Chief Financial Officer
PAREXEL International
IR@PAREXEL.com
+ 1-781-434-4118

Ronald Aldridge
Senior Director of Investor Relations
PAREXEL International
Ron.Aldridge@PAREXEL.com
+ 1-781-434-4753 or +1-781-434-8465

Media:

Erik Kopp
PAREXEL International
Email: Erik.Kopp@PAREXEL.com
Tel.: + 1-781-434-5304

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	March 31, 2017	March 31, 2016	March 31, 2017	March 31, 2016
Service revenue	$529.3	$527.1	$1,560.4	$1,557.7
Reimbursement revenue	75.9	84.3	233.5	243.1
Total revenue	605.2	611.4	1,793.9	1,800.8
Costs and expenses:
Direct costs	349.6	337.8	1,028.2	1,013.5
Reimbursable out-of-pocket expenses	75.9	84.3	233.5	243.1
Selling, general and administrative	100.8	97.1	288.6	289.4
Depreciation	20.1	18.4	58.5	54.3
Amortization	7.3	5.9	20.0	17.3
Restructuring charge (benefit)	21.6	(1.8)	21.9	23.4
Total costs and expenses	575.3	541.7	1,650.7	1,641.0
Income from operations	29.9	69.7	143.2	159.8
Other expense, net	(5.3)	(2.6)	(29.2)	(4.6)
Income before income taxes	24.6	67.1	114.0	155.2
Provision for income taxes	6.8	19.2	36.6	43.0
Effective tax rate	27.6%	28.6%	32.1%	27.7%
Net income	$17.8	$47.9	$77.4	$112.2

Earnings per common share:
Basic	$0.35	$0.91	$1.49	$2.09
Diluted	$0.35	$0.89	$1.47	$2.06
Shares used in computing earnings per common share:
Basic	50.5	52.9	51.8	53.7
Diluted	51.2	53.6	52.6	54.5

Balance Sheet Information	(Unaudited)
(in millions)	March 31, 2017	March 31, 2016	June 30, 2016
Billed accounts receivable, net	$573.1	$558.3	$506.1
Unbilled accounts receivable, net	276.6	304.7	327.9
Deferred revenue	(545.0)	(471.9)	(458.5)
Net receivables	$304.7	$391.1	$375.5

Cash and cash equivalents	$284.3	$209.7	$248.6
Working capital	$396.7	$479.4	$411.8
Total assets	$2,218.5	$2,092.6	$2,036.2
Short-term borrowings	$22.8	$12.8	$16.6
Long-term debt	$680.0	$557.9	$487.8
Stockholders' equity	$567.7	$601.1	$633.4

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Three Months Ended				Three Months Ended
	March 31, 2017				March 31, 2016
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs	$349.6	$(1.4)	(a)	$348.2	$337.8	$(1.8)	(a)	$336.0
Gross profit	$179.7	$1.4		$181.1	$189.3	$1.8		$191.1
Selling, general and administrative	$100.8	$(6.5)	(b)	$94.3	$97.1	$(0.3)	(f)	$96.8
Restructuring charge (benefit)	$21.6	$(21.6)	(c)	$—	$(1.8)	$1.8	(c)	$—
Income from operations	$29.9	$29.5		$59.4	$69.7	$0.3		$70.0
Other expense, net	$(5.3)	$0.4	(d)	$(4.9)	$(2.6)	$—		$(2.6)
Income before income taxes	$24.6	$29.9		$54.5	$67.1	$0.3		$67.4
Provision for income taxes	$6.8	$9.8	(e)	$16.6	$19.2	$0.3	(e)	$19.5
Net income	$17.8	$20.1		$37.9	$47.9	$—		$47.9
Diluted earnings per common share	$0.35	$0.39		$0.74	$0.89	$—		$0.89
Effective tax rate	27.6%			30.5%	28.6%			28.9%

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Impact of net adjustments for a charge related to a fully impaired internally developed software, and charges related to acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(c) Severance, facility costs and changes in estimates related to the restructuring programs
(d) Includes a fair value adjustment loss of $0.4 million in connection with our accelerated share repurchase program
(e) Tax effect on non-GAAP adjustments
(f) Impact of net adjustments for acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Nine Months Ended				Nine Months Ended
	March 31, 2017				March 31, 2016
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs	$1,028.2	$(5.4)	(a)	$1,022.8	$1,013.5	$(1.8)	(a)	$1,011.7
Gross profit	$532.2	$5.4		$537.6	$544.2	$1.8		$546.0
Selling, general and administrative	$288.6	$(7.9)	(b)	$280.7	$289.4	$(8.7)	(f)	$280.7
Restructuring charge	$21.9	$(21.9)	(c)	$—	$23.4	$(23.4)	(c)	$—
Income from operations	$143.2	$35.2		$178.4	$159.8	$33.9		$193.7
Other expense, net	$(29.2)	$20.7	(d)	$(8.5)	$(4.6)	$—		$(4.6)
Income before income taxes	$114.0	$55.9		$169.9	$155.2	$33.9		$189.1
Provision for income taxes	$36.6	$12.1	(e)	$48.7	$43.0	$10.5	(e)	$53.5
Net income	$77.4	$43.8		$121.2	$112.2	$23.4		$135.6
Diluted earnings per common share	$1.47	$0.83		$2.30	$2.06	$0.43		$2.49
Effective tax rate	32.1%			28.7%	27.7%			28.3%

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Impact of net adjustments for a charge related to a fully impaired internally developed software, and charges related to acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(c) Severance, facility costs and changes in estimates related to the restructuring programs
(d) Includes a fair value adjustment loss of $20.7 million in connection with our accelerated share repurchase program
(e) Tax effect on non-GAAP adjustments
(f) Impact of net adjustments for acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended	Three Months Ended
(dollar amounts in millions)	March 31, 2017	March 31, 2016
CRS
Service revenue	$409.1	$402.8
% of total service revenue	77.3%	76.4%
Gross profit	$125.0	$131.7
Gross margin % of service revenue	30.6%	32.7%

PC
Service revenue	$50.7	$49.9
% of total service revenue	9.6%	9.5%
Gross profit	$20.8	$21.7
Gross margin % of service revenue	41.0%	43.5%
Adjusted gross profit (a)	$22.2	$23.5
Adjusted gross margin % of service revenue	43.8%	47.1%

PI
Service revenue	$69.5	$74.4
% of total service revenue	13.1%	14.1%
Gross profit	$33.9	$35.9
Gross margin % of service revenue	48.8%	48.3%

Total service revenue	$529.3	$527.1
Total gross profit	$179.7	$189.3
Gross margin % of service revenue	34.0%	35.9%
Adjusted gross profit (a)	$181.1	$191.1
Adjusted gross margin % of service revenue	34.2%	36.3%

Quarterly Supplemental Financial Data
Service revenue	$529.3	$527.1
Reimbursement revenue	75.9	84.3
Investigator fees	98.4	89.1
Gross revenue	$703.6	$700.5

Days sales outstanding	39	51

Capital expenditures	$23.5	$23.5

(a) See the direct costs Non-GAAP reconciliation for the nature of the adjustments from GAAP.

PAREXEL International Corporation
Segment Information
(Unaudited)

	Nine Months Ended	Nine Months Ended
(dollar amounts in millions)	March 31, 2017	March 31, 2016
CRS
Service revenue	$1,194.3	$1,220.1
% of total service revenue	76.5%	78.3%
Gross profit	$363.6	$387.1
Gross margin % of service revenue	30.4%	31.7%

PC
Service revenue	$160.3	$130.6
% of total service revenue	10.3%	8.4%
Gross profit	$69.1	$61.4
Gross margin % of service revenue	43.1%	47.0%
Adjusted gross profit (a)	$74.5	$63.2
Adjusted gross margin % of service revenue	46.5%	48.4%

PI
Service revenue	$205.8	$207.0
% of total service revenue	13.2%	13.3%
Gross profit	$99.5	$95.7
Gross margin % of service revenue	48.3%	46.2%

Total service revenue	$1,560.4	$1,557.7
Total gross profit	$532.2	$544.2
Gross margin % of service revenue	34.1%	34.9%
Adjusted gross profit (a)	$537.6	$546.0
Adjusted gross margin % of service revenue	34.5%	35.1%

(a) See the direct costs Non-GAAP reconciliation for the nature of the adjustments from GAAP.

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures for Guidance Issued on May 3, 2017
Certain Line Items
(Unaudited)

(in millions, except per share data)	Guidance for the Three Months Ending				Guidance for the Twelve Months Ending
	June 30, 2017				June 30, 2017
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs		$(1.7)	(a)			$(7.1)	(a)
Gross profit		$1.7				$7.1
Selling, general and administrative		$(1.0)	(b)			$(8.9)	(c)
Restructuring charge		$(20.0)	(d)			$(41.9)	(d)
Income from operations		$22.7				$57.9
Other expense, net		$—				$20.7	(e)
Income before income taxes		$22.7				$78.6
Provision for income taxes		$7.4	(f)			$19.5	(f)
Net income		$15.3				$59.1
Diluted earnings per common share	$0.57-$0.71	$0.30		$0.87-$1.01	$2.04-$2.18	$1.13		$3.17-$3.31

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment.
(b) Impact of net adjustments for acquisition and integration related charges associated with certain acquisitions.
(c) Impact of net adjustments related to a fully impaired internally developed software and acquisition and integration related charges associated with certain acquisitions.
(d) Severance and facility costs and changes in estimates related to our restructuring programs.
(e) Adjustment of a loss on fair value in connection with our accelerated share repurchase program.
(f) Tax effect on non-GAAP adjustments.